Exhibit 2

                  AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER, dated as of
August 18, 1995 ("Agreement"), is among HUBCO, Inc. ("Hubco"), a New Jersey corporation and registered bank holding company, Hudson United Bank (the "Bank"), a New Jersey chartered commercial banking corporation, wholly-owned by Hubco, Growth Financial Corp., a New Jersey corporation ("GFC") and registered bank holding company, and Growth Bank, a New Jersey chartered bank, wholly owned by GFC ("Growth").

          WHEREAS, Hubco desires to acquire GFC and GFC's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of GFC and its stockholders. The acquisition will be accomplished by merging GFC with and into Hubco with Hubco surviving and GFC shareholders receiving the consideration hereinafter set forth. Immediately after the merger of GFC into Hubco, Growth shall be merged with and into the Bank with the Bank surviving; and

          WHEREAS, the Boards of Directors of GFC, Hubco, the
Bank and Growth have duly adopted and approved this Agreement and the Board of Directors of GFC has directed that it be submitted to GFC's shareholders for approval; and

          WHEREAS, simultaneously with the execution of this Agreement, GFC is issuing an option to Hubco to purchase 336,850 shares of the authorized and unissued GFC Common Stock (as hereinafter defined) at an option price of $12.25 per share, subject to adjustment and subject to the terms and conditions set forth in the Option Agreement;

          NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

                     ARTICLE I - THE MERGER

          1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), GFC shall be merged with and into Hubco (the "Merger") in accordance the New Jersey Business Corporation Act ("NJBCA") and
Hubco shall be the surviving corporation (the "Surviving
Corporation").

          1.2. EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of Hubco and GFC and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of Hubco and GFC shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Hubco and GFC and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of Hubco and GFC in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of Hubco or GFC is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Hubco or GFC if the Merger had not occurred.

          1.3.  CERTIFICATE OF INCORPORATION.  As of the
Effective Time, the certificate of incorporation of Hubco as it exists at the Effective Time shall be the certificate of incorporation of the Surviving Corporation and shall not be amended by this Agreement or the Merger but thereafter may be amended as provided by law.

          1.4. BY-LAWS. As of the Effective Time, the By-laws of Hubco shall be the By-laws of the Surviving Corporation until otherwise amended as provided by law.

          1.5.  DIRECTORS AND OFFICERS.  As of the Effective
Time, the directors and officers of Hubco shall become the directors and officers of the Surviving Corporation.

          1.6. EFFECTIVE TIME AND CLOSING. The Merger shall become effective (and be consummated) upon the filing of a certificate of merger (the "Certificate of Merger"), in form and substance satisfactory to Hubco and GFC, with the Secretary of State of the State of New Jersey. The term "Effective Time" shall mean the close of business on the first day when the Certificate of Merger has been so filed. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., on a date mutually agreeable and as soon as practicable following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, or at such other place, time or date as Hubco and GFC may mutually agree upon. Notwithstanding the foregoing, the Closing shall not occur prior to January 15, 1996 without the consent of each party hereto. Immediately following the Closing, the Certificate of Merger shall be filed with the New Jersey Secretary of State.

          1.7 THE BANK MERGER. Immediately following the Effective Time, Growth shall be then merged with and into the Bank (the "Bank Merger") in accordance with the provisions of the New Jersey Banking Act of 1948, as amended (the "Banking Act"). In the Bank Merger the Bank shall be the surviving bank (the "Surviving Bank"), except that at the Effective Time, Growth may be operated as "Hudson United Bank, Growth Division". Upon the consummation of the Bank Merger, the separate existence of Growth shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of Growth and the Bank and all of the property, rights, privileges, powers and franchises of each of Growth and the Bank shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Growth and the Bank and shall have succeeded to all or each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the certificate of incorporation and by-laws of the Bank shall become the certificate of incorporation and by-laws of the Surviving Bank and the officers and directors of the Bank shall be the officers and directors of the Surviving Bank. Following the execution of this Agreement, Growth and the Bank shall execute and deliver a merger agreement (the "Bank Merger Agreement"), both in form and substance reasonably satisfactory to the parties hereto, substantially as set forth in Exhibit 1.7 hereto, for delivery to the Commissioner of Banking of the State of New Jersey and the Federal Deposit Insurance Corporation (the "FDIC") for approval of the Bank Merger.

              ARTICLE II - CONVERSION OF GFC SHARES

          2.1. CONVERSION OF GFC COMMON STOCK. Each share of common stock, par value $1.00 per share, of GFC ("GFC Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares defined in Section 2.4) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

          (a)  EXCHANGE RATIO.  Subject to the provisions of this
Section 2.1, each share of GFC Common Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held by Hubco and Dissenting Shares) shall be converted at the Effective Time into the right to receive that number of shares (the "Exchange Ratio") of common stock, without par value, of HUBCO ("Hubco Common Stock") as shall equal the quotient (rounded to the nearest one-thousandth) of $14.64 (the "Intended Value Per Share") divided by the Median Pre-Closing Price of Hubco Common Stock; PROVIDED, HOWEVER, that if such quotient is less than 0.69 then the Exchange Ratio shall be 0.69 (the "Minimum Exchange Ratio") and if such quotient is greater than 0.81 the Exchange Ratio shall be 0.81 (the "Maximum Exchange Ratio"), and PROVIDED, FURTHER, that the Exchange Ratio determined as set forth above shall be further adjusted pursuant to Section 2.1(b) hereto.

          (b)  EXCHANGE RATIO ADJUSTMENTS.   If between the date
of this Agreement and the Effective Time the outstanding shares of Hubco Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, the Exchange Ratio, the Minimum Exchange Ratio and Maximum Exchange Ratio shall each be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares.

          (c) MEDIAN PRE-CLOSING PRICE. The determination of the Exchange Ratio in Exhibit 2.1 is based on the "Median Pre-Closing Price" of Hubco Common Stock. The Median Pre-Closing Price shall mean the Median Price (as hereinafter defined) of Hubco Common Stock calculated based upon the Closing Price (as hereinafter defined) of Hubco Common Stock during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The Closing Price shall mean the closing price of Hubco Common Stock as supplied by the National Association of Securities Dealers Automated Quotation System and published in THE WALL STREET JOURNAL during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The Median Price shall be determined by taking the average of the Closing Prices left after discarding the 9 lowest and 9 highest Closing Prices in the 20 day period. A trading day shall mean a day for which a Closing Price is so supplied and published.

          (d) CANCELLATION OF GFC CERTIFICATES. After the Effective Time, all shares of GFC Common Stock (other than those cancelled pursuant to Section 2.1 (e)) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than Dissenting Shares and those cancelled pursuant to Section 2.1 (e)) shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of GFC Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of GFC Common Stock except as otherwise provided herein or by law. Certificates previously evidencing shares of GFC Common Stock (other than Dissenting Shares and those cancelled pursuant to Section 2.1(e)) shall be exchanged for certificates evidencing shares of Hubco Common Stock issued pursuant to this Article II, upon the surrender of such certificates in accordance with this Article II. No fractional shares of Hubco Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

          (e) TREASURY SHARES. All shares of GFC Common Stock held by GFC in its treasury or owned by Hubco or the Bank (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) immediately prior to the Effective Time shall be cancelled.

          2.2.  EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE AGENT. As of the Effective Time, Hubco shall deposit, or shall cause to be deposited, with a bank or trust company designated by Hubco, which may be Hudson United Bank, Trust Department (the "Exchange Agent"), for the benefit of the holders of shares of GFC Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of Hubco Common Stock and cash in such amount that the Exchange Agent possesses such number of shares of Hubco Common Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by Hubco pursuant to the provisions of this Article II (such certificates for shares of Hubco Common Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Hubco Common Stock and cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by
Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable either before or after the Effective Time, Hubco will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of GFC Common Stock (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which is reasonably agreed to by Hubco and GFC and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Hubco may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Hubco Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Hubco Common Stock which such holder has the right to receive in respect of the shares of GFC Common Stock formerly evidenced by such Certificate in accordance with
Section 2.1, (B) cash in lieu of fractional shares of Hubco Common Stock to which such holder may be entitled pursuant to
Section 2.2(e) and (C) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), (the shares of Hubco Common Stock, dividends, distributions and cash described in clauses (A), (B) and (C) being collectively, the "Merger Consideration") and the Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of GFC Common Stock which is not registered in the transfer records of GFC, a certificate evidencing the proper number of shares of Hubco Common Stock may be issued in accordance with this Article II to a transferee if the Certificate evidencing such shares of GFC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF HUBCO COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Hubco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Hubco Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of Hubco Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Hubco Common Stock to which such holder may have been entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Hubco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Hubco Common Stock. No interest shall be paid on the Merger Consideration.

          (d) NO FURTHER RIGHTS IN GFC COMMON STOCK. All shares of Hubco Common Stock issued upon conversion of the shares of GFC Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of GFC Common Stock.

          (e) NO FRACTIONAL SHARES. No certificates or scrip evidencing fractional shares of Hubco Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Hubco. Cash shall be paid in lieu of fractional shares of Hubco Common Stock, based upon the Median Pre-Closing Price per whole share of Hubco Common Stock.

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of GFC Common Stock for two years after the Effective Time shall be delivered to Hubco, upon demand, and any holders of GFC Common Stock who have not theretofore complied with this Article II shall thereafter look only to Hubco for the Merger Consideration to which they are entitled.

          (g) NO LIABILITY. Neither Hubco nor the Bank shall be liable to any holder of shares of GFC Common Stock for any such shares of Hubco Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) WITHHOLDING RIGHTS. Hubco shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of GFC Common Stock the minimum amounts (if any) that Hubco is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Hubco, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of GFC Common Stock in respect of which such deduction and withholding was made by Hubco.

          2.3. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of GFC shall be closed and there shall be no further registration of transfers of shares of GFC Common Stock thereafter on the records of GFC. On or after the Effective Time, any Certificates presented to the Exchange Agent or Hubco for any reason shall be converted into the Merger Consideration.

          2.4. GFC STOCK OPTIONS. Hubco agrees to honor each Stock Option (as defined in Section 3.2) to purchase shares of GFC Common Stock, in accordance with the terms set forth in
Section 3.2 of the GFC Disclosure Schedule with respect to the optionee, number of shares subject to option and exercise price. At the Effective Time, each option shall be converted into Hubco Common Stock in accordance with the following formula:

          (a) Each outstanding Stock Option shall be valued on the basis of The Median Pre-Closing Price for Hubco multiplied by the Exchange Ratio and subtracting the stated exercise price for each Stock Option from the product therefrom (the "Option
Value"), and

          (b) Shares of Hubco Common Stock shall be issued in exchange for Stock Options on the basis of a fraction, the numerator of which shall be the Option Value and the denominator of which shall be The Median Pre-Closing Price of Hubco Common Stock.

          (c)  Cash shall be paid in lieu of fractional shares.

          2.5. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, any holder of GFC Common Stock shall have the right to dissent in the manner provided in N.J.S.A. 14A:11-1 et seq. of the New Jersey Business Corporation Act (the "BCA"), and if all necessary requirements of the BCA are met, such shares shall be entitled to payment of the fair value of such shares in accordance with the provisions of the BCA ("Dissenting Shares"), provided, however, that (i) if any holder of Dissenting Shares shall subsequently withdraw his demand for appraisal of such shares within 60 days of the Effective Time, or, with the written consent of the Surviving Corporation, any time thereafter, or (ii) if any holder fails to follow the procedures for establishing his entitlement to appraisal rights as provided in the BCA, the right to appraisal of such shares shall be forfeited and such shares shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for, as of the Effective Time, the Merger Consideration.

          2.6.  HUBCO COMMON STOCK.  The shares of Hubco Common
Stock outstanding or held in treasury immediately prior to the Effective Time shall not be effected by the Merger but shall be the same number of shares of the Surviving Corporation.

          2.7 BANK COMMON STOCK. The shares of Common Stock of the Bank outstanding immediately prior to the Effective Time shall not be effected by the Merger but shall be the same number of shares of the surviving Corporation.

       ARTICLE III - REPRESENTATIONS AND WARRANTIES OF GFC

          References herein to "GFC Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by GFC to Hubco. GFC hereby represents and warrants to Hubco as follows:

          3.1.  CORPORATE ORGANIZATION.

          (a) GFC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. GFC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of GFC and its Subsidiary (as defined below), taken as a whole. GFC is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

          (b) Growth is the only Subsidiary of GFC. When used with reference to GFC, the term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which GFC, directly or indirectly, owns at least a 50% stock or other equity interest or for which GFC, directly or indirectly, acts as a general partner. Growth is a state chartered commercial bank duly organized and validly existing in stock form and in good standing under the laws of the State of New Jersey. All eligible accounts of depositors issued by Growth are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Growth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of GFC and Growth, taken as a whole. The GFC Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and By-laws, as in effect on the date hereof, of GFC and Growth. Except as set forth in Disclosure Schedule 3.1(b) Growth and GFC does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

          3.2. CAPITALIZATION. The authorized capital stock of GFC consists of 5,000,000 shares of GFC Common Stock, par value $1.00 per share ("GFC Common Stock") and 2,000,000 shares of preferred stock, par value $5.00 per share ("GFC Preferred Stock"). As of the date hereof, there are 1,692,750 shares of GFC Common Stock issued and outstanding. No shares of GFC Preferred Stock are issued and outstanding. As of the date hereof, there are 388,589 shares of GFC Common Stock issuable upon exercise of outstanding stock options of which 50,778 shares are issuable to The Summit Bancorporation. GFC Disclosure
Schedule 3.2 sets forth all options which may be exercised for issuance of GFC Common Stock and the terms upon which the options may be exercised. (such Options are referred to in the aggregate as the outstanding "Stock Options"). The GFC Disclosure Schedule sets forth true and complete copies of the GFC Option Plans and Option Grants and a true and complete list of each outstanding Stock Option issued pursuant thereto. GFC has previously provided to Hubco copies of all grant agreements or written evidence of such grants reflecting all Options granted. All issued and outstanding shares of GFC Common Stock, and all issued and outstanding shares of capital stock of Growth, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of Growth consists of 2,500,000 shares of common stock, $5.00 par value per share. All of the outstanding shares of capital stock of Growth are owned by GFC and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Options issued and disclosed herein and the Option granted to Hubco pursuant to the Stock Option Agreement dated the date hereof, neither GFC nor Growth has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of GFC or Growth or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

          3.3.  AUTHORITY; NO VIOLATION.

          (a) Subject to the approval of this Agreement and the transactions contemplated hereby by all applicable regulatory authorities and by the stockholders of GFC, GFC and Growth have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of GFC in accordance with the certificate of incorporation of GFC and applicable laws and regulations and by the Board of Directors of the Bank in accordance with its certificate of incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of GFC or Growth are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by GFC and Growth, and constitutes valid and binding obligations of GFC and Growth, enforceable against GFC and Growth in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by GFC or Growth, nor the consummation by GFC or Growth of the transactions contemplated hereby in accordance with the terms hereof, or compliance by GFC or Growth with any of the terms or provisions hereof, will (i) violate any provision of GFC's or Growth's Certificate of Incorporation or By-laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to GFC, Growth or any of their respective properties or assets, or (iii) except as set forth in the GFC Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of GFC or Growth under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which GFC or Growth is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of GFC and Growth, taken as a whole, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System (the "FRB"), the FDIC, the New Jersey Department of Banking ("Department"), the New Jersey Department of Environmental Protection the ("DEP"), the SEC, other applicable government authorities, and the stockholders of GFC, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of GFC or Growth in connection with (x) the execution and delivery by GFC of this Agreement and (y) the consummation by GFC of the Merger and the other transactions contemplated hereby.

          3.4.  FINANCIAL STATEMENTS.

          (a)  The GFC Disclosure Schedule sets forth copies of:
(i) the consolidated statements of condition of GFC as of December 31, 1993 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the periods ended December 31, in each of the three years 1992 through 1994, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to GFC, and the unaudited consolidated statements of condition of GFC as of June 30, 1995 and June 30, 1994 and (ii) the unaudited consolidated statements of income and cash flows for the six months ended June 30, 1995 as reported in GFC's Quarterly Report on Form 10-Q, filed with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act") (collectively, the "GFC Financial Statements"). The GFC Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial condition of GFC as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of GFC for the respective periods set forth therein.

          (b) The books and records of GFC and Growth are being maintained in material compliance with applicable legal and accounting requirements.

          (c) Except as and to the extent reflected, disclosed or reserved against in the GFC Financial Statements (including the notes thereto), as of June 30, 1995, neither GFC nor Growth had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of GFC and Growth, taken as a whole which were required by GAAP (consistently applied) to be disclosed in GFC's consolidated statement of condition as of June 30, 1995 or the notes thereto. Since June 30, 1995, GFC and Growth have not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as related to the transactions contemplated by this Agreement.

          3.5. BROKER'S AND OTHER FEES. Except for McConnell, Budd & Downes, Inc., neither GFC or Growth nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. The agreement with McConnell, Budd & Downes, Inc., is set forth in the GFC Disclosure Schedule. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by GFC or Growth.

          3.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Except as disclosed in Section 3.6 of the GFC Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of GFC and Growth, taken as a whole, since June 30, 1995 and to the best of GFC's knowledge, no facts or condition exists which GFC believes will cause such a material adverse change in the future.

          (b) Except as set forth in the GFC Disclosure Schedule, neither GFC nor Growth has taken or permitted any of the actions set forth in Section 5.2 hereof between June 30, 1995 and the date hereof and, except for execution of this Agreement, GFC has conducted its business only in the ordinary course, consistent with past practice.

          3.7. LEGAL PROCEEDINGS. Except as disclosed in the GFC Disclosure Schedule, and except for ordinary routine litigation incidental to the business of GFC or Growth, neither GFC nor Growth is a party to any, and there are no pending or, to the best of GFC's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental
investigations of any nature against GFC or Growth.   Except as
disclosed in the GFC Disclosure Schedule, neither GFC nor Growth is a party to any order, judgment or decree entered in any lawsuit or proceeding.

          3.8.  TAXES AND TAX RETURNS.

          (a) GFC and Growth have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to Hubco in writing). GFC and Growth have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of GFC or Growth through such date. None of the federal or state income tax returns of GFC or Growth have been examined by the Internal Revenue Service (the "IRS") or the New Jersey Division of Taxation within the past six years. To the best knowledge of GFC, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to , or claims asserted for, taxes or assessments upon GFC or Growth, nor has GFC or Growth given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

          (b) Except as set forth in the GFC Disclosure Schedule, neither GFC nor Growth (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the of 1986 Code, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by GFC or Growth (nor does GFC have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply.

          3.9.  EMPLOYEE BENEFIT PLANS.

          (a) Except as disclosed in Section 3.9 of the GFC Disclosure Schedule, neither GFC nor Growth maintains or contributes to any "employee pension benefit plan" (the "GFC Pension Plans"), as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "GFC Welfare Plans"), as such term is defined in Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither GFC nor Growth has, since September 2, 1974, contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

          (b) Except as set forth in Section 3.9 of the GFC Disclosure Schedule, each of the GFC Pension Plans is intended to be a qualified plan within the meaning of Section 401(a) of the Code and has been determined by the IRS to be so qualified, and GFC is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

          (c) Each of the GFC Pension Plans and each of the GFC Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

          (d) Neither GFC nor Growth, nor, to the best knowledge of GFC, any trustee, fiduciary or administrator of any GFC Pension Plan or GFC Welfare Plan or any trust created thereunder, has engaged in a prohibited transaction, as such term is defined in Section 4975 of the Code, which could subject GFC or Growth, or, to the best knowledge of GFC, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

          (e) No GFC Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" for which the 30 day notice has not been waived with respect to any GFC Pension Plan, as that term is defined in Section 4043(b) of ERISA.

          (f) Except as disclosed in Section 3.9 of the GFC Disclosure Schedule, there are no pending, or, to the best knowledge of GFC, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the GFC Pension Plans or the GFC Welfare Plans or any trusts related thereto.

          3.10.  REPORTS.

          (a) The GFC Disclosure Schedule lists, and GFC has previously delivered to Hubco a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by GFC since January 1, 1991 pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the 1934 Act and (ii) communication (other than general advertising materials and press releases) mailed by GFC to its stockholders as a class since January 1, 1991, and each such final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the SEC and, as of said dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

          (b) GFC and Growth has, since January 1, 1991, duly filed with the FDIC, the FRB and the Department in form and substance which was correct in all material respects the monthly, quarterly and annual financial reports required to be filed under applicable laws and regulations, and, subject to permission from such regulatory authorities, GFC promptly will deliver or make available to Hubco accurate and complete copies of such reports. The GFC Disclosure Schedule lists all examinations of GFC or Growth conducted by either the FRB, the FDIC or the Department since January 1, 1991 and the dates of any responses thereto submitted by GFC or Growth.

          3.11. GFC AND GROWTH INFORMATION. The information relating to GFC and Growth to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of GFC in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement/Prospectus is mailed to stockholders of GFC, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.12. COMPLIANCE WITH APPLICABLE LAW. Except as set forth in the GFC Disclosure Schedule, each of GFC and Growth holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to GFC or Growth (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of GFC and Growth taken as a whole) and GFC has not received notice of violation of, and does not know of any violations of, any of the above.

          3.13.  CERTAIN CONTRACTS.

          (a) Except for plans referenced in Section 3.9 and as disclosed in the GFC Disclosure Schedule, (i) neither GFC nor Growth is a party to or bound by any written contract or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from GFC or Growth to any officer, employee, director or consultant thereof. The GFC Disclosure Schedule sets forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which GFC or Growth is a party.

          (b) Except as disclosed in the GFC Disclosure Schedule and except for loan commitments, loan agreements and loan instruments entered into or issued in the ordinary course of business, (i) as of the date of this Agreement, neither GFC nor Growth is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of GFC and Growth taken as a whole,
(ii) no commitment, agreement or other instrument to which GFC or Growth is a party or by which either of them is bound limits the freedom of GFC or Growth to compete in any line of business or with any person, and (iii) neither GFC nor Growth is a party to any collective bargaining agreement.

          (c) Except as disclosed in the GFC Disclosure Schedule, neither GFC nor Growth or, to the best knowledge of GFC, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Growth is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of GFC and Growth, taken as a whole.

          3.14.  PROPERTIES AND INSURANCE.

          (a) GFC and Growth have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in GFC's consolidated balance sheet as of December 31, 1994, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1994), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of GFC and Growth taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to Hubco prior to the date hereof.
Except as affected by the transactions contemplated hereby, GFC and Growth as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by GFC and Growth in all material respects as presently occupied, used, possessed and controlled by GFC and Growth.

          (b) The business operations and all insurable properties and assets of GFC and Growth are insured for their benefit against all risks which, in the reasonable judgment of the management of GFC, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of GFC adequate for the business engaged in by GFC and Growth. As of the date hereof, neither GFC nor Growth has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

          3.15.  MINUTE BOOKS.  The minute books of GFC and
Growth contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

          3.16. ENVIRONMENTAL MATTERS. Except as disclosed in the GFC Disclosure Schedule, neither GFC nor Growth has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that GFC or Growth (either directly or as a successor in interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, other than corrections or cleanups which, in the aggregate, are immaterial to GFC and Growth. Except as disclosed in the GFC Disclosure Schedule, GFC has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any non-residential property currently owned or leased by GFC or Growth, or owned or leased in the five years prior to the date of this Agreement in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, other than violations which, in the aggregate, are immaterial to GFC and Growth. Except as disclosed in the GFC Disclosure Schedule, all property formerly owned or leased by GFC or Growth which was subject to the provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. as amended ("ISRA"), complied with all applicable provisions of ISRA at the time such property was sold or transferred.

          3.17. RESERVES. As of June 30, 1995, each of the allowance for loan losses and the reserve for OREO properties in the GFC Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute each of the loan loss reserve and the reserve for OREO properties complies in all material respects with GAAP (consistently applied).

          3.18. NO PARACHUTE PAYMENTS. No officer, director, employee or agent (or former officer, director, employee or agent) of GFC or Growth is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from GFC, Growth, Hubco or the Bank which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.
          3.19. AGREEMENTS WITH BANK REGULATORS. Neither GFC nor Growth is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to Hubco by GFC prior to the date of this Agreement, nor has GFC been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to Hubco by GFC prior to the date of this Agreement. Neither GFC nor Growth is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Hubco by GFC prior to the date of this Agreement.

          3.20. DISCLOSURE. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

      ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO

          References herein to the "Hubco Disclosure Schedule" shall mean all of the disclosure schedules required by this
Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Hubco to GFC. Hubco hereby represents and warrants to GFC as follows:

          4.1.  CORPORATE ORGANIZATION.

          (a) Hubco is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Hubco has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Hubco or its subsidiaries (defined below), taken as a whole. Hubco is registered as a bank holding company under the BHCA.

          (b) Each of the subsidiaries of Hubco are listed in the Hubco Disclosure Schedule. The term "subsidiary", when used with reference to Hubco, means any corporation, partnership, joint venture or other legal entity in which Hubco directly or indirectly, owns at least a 50% stock or other equity interest or for which Hubco, directly or indirectly, acts as a general partner. Each subsidiary of Hubco is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Bank is a state-chartered commercial bank whose deposits are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Each subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Hubco and its subsidiaries, taken as a whole. The Hubco Disclosure Schedule sets forth true and complete copies of the certificate of incorporation and by-laws of Hubco as in effect on the date hereof.

          4.2. CAPITALIZATION. The authorized capital stock of Hubco consists of 25,000,000 shares of Hubco Common Stock, without par value, and 4,500,000 shares of preferred stock ("Hubco Preferred Stock"). There are no shares of Hubco Preferred Stock outstanding. As of July 31, 1995, there were 13,110,947 shares of Hubco Common Stock issued and outstanding and 432,500 shares of Hubco Common Stock issuable upon the exercise of outstanding options. Since such date, and from time to time hereafter, Hubco may sell or repurchase shares of its Common Stock; PROVIDED, that between such date and the date of this Agreement, Hubco has not repurchased any shares of its Common Stock except for purchases which may have been made for the benefit of Hubco dividend reinvestment, ESOP or other plans which provide for stock purchases with respect to which Hubco management does not influence the timing or amount ("Automatic Repurchases"), and provided further that Hubco agrees not to repurchase any of its stock, except for Automatic Repurchases, during the ten day period immediately preceding the 25-trading day period in which the Median Pre-Closing Price is determined. Except for shares issuable under the Hubco, Inc. 1995 Stock Option Plan (the "Hubco Options") and shares issuable to Robert
F. Mangano pursuant to a grant of non-qualified options ("Non-Qualified Option Plan"), there are no shares of Hubco Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Hubco Common Stock, and all issued and outstanding shares of capital stock of Hubco's subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of Hubco's subsidiaries are owned by Hubco free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Hubco Options, Hubco's obligations under the Non-Qualified Option Plan and Hubco's agreement to sell 50% of the outstanding shares of HUB Financial Services, Inc., neither Hubco nor Hubco's subsidiaries has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Hubco or Hubco's subsidiaries or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

          4.3.  AUTHORITY; NO VIOLATION.

          (a) Hubco and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Hubco and the Bank in accordance with their respective certificates of incorporation and applicable laws and regulations. No other corporate proceedings on the part of Hubco or the Bank are necessary to consummate the transactions so contemplated, except if shareholder approval of Hubco shall be required for any reason. As of the date hereof, the approval of Hubco's shareholders is not required in order for Hubco to consummate the Merger; should such shareholder approval be required in the future for any reason, Hubco will use its best efforts to promptly cause such shareholder approval to be obtained. Without limiting the preceding sentence, the Board of Directors of Hubco
will: promptly call a meeting of   Hubco shareholders to vote on
the Merger; recommend that Hubco shareholders approve the Merger; and vote their shares of Hubco Common Stock in favor of the Merger. This Agreement has been duly and validly executed and delivered by Hubco and the Bank and constitutes valid and binding obligations of Hubco and the Bank, enforceable against Hubco and the Bank in accordance with its terms.

          (b) Neither the execution or delivery of this Agreement by Hubco or the Bank, nor the consummation by Hubco or the Bank of the transactions contemplated hereby in accordance with the terms hereof or compliance by Hubco or the Bank with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or By-laws of Hubco or the Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Hubco or the Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Hubco or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Hubco or the Bank is a party, or by which Hubco or the Bank or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Hubco and Hubco's subsidiaries, taken as a whole, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Department, the FRB, the Secretary of State of New Jersey, the SEC, applicable state securities bureaus or commissions, and any approval of Hubco's shareholders, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Hubco in connection with (a) the execution and delivery by Hubco and the Bank of this Agreement, and (b) the consummation by Hubco of the Merger and the other transactions contemplated hereby. To the best of Hubco's knowledge, no fact or condition exists which Hubco has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

          4.4.  FINANCIAL STATEMENTS.

          (a)  The Hubco Disclosure Schedule sets forth copies of
(i) the consolidated statements of financial condition of Hubco as of December 31, 1993 and 1994, the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31, in each of the three fiscal years 1992 through 1994, in each case accompanied by the audit report of Arthur Andersen LLP, independent public accountants with respect to Hubco and the unaudited consolidated statements of condition of Hubco as of June 30, 1994 and June 30, 1995 and (ii) the unaudited consolidated statements of income and cash flows for the six months then ended as reported in Hubco's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "Hubco Financial Statements"). The Hubco Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial condition of Hubco as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and of cash flows of Hubco for the respective periods set forth therein.

          (b) The books and records of Hubco and the Bank are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

          (c) Except as and to the extent reflected, disclosed or reserved against in the Hubco Financial Statements (including the notes thereto), as of June 30, 1995 neither Hubco nor any of its subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Hubco or any of its subsidiaries which were required by GAAP (consistently applied) to be disclosed in Hubco's consolidated statement of condition as of June 30, 1995 or the notes thereto. Since June 30, 1995, neither Hubco nor any of its subsidiaries have incurred any liabilities, except in the ordinary course of business and consistent with prudent banking practice.

          4.5. BROKERAGE FEES. Neither Hubco nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

          4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. There has not been any material adverse change in the business, operations, assets or financial condition of Hubco and Hubco's subsidiaries taken as a whole since June 30, 1995 and to the best of Hubco's knowledge, no facts or condition exists which Hubco believes will cause such a material adverse change in the future.

          4.7. LEGAL PROCEEDINGS. Except as disclosed in the Hubco Disclosure Schedule, and except for ordinary routine litigation incidental to the business of Hubco or its subsidiaries, neither Hubco nor any of its subsidiaries is a party to any, and there are no pending or, to the best of Hubco's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Hubco or any of its subsidiaries which, if decided adversely to Hubco or its subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of Hubco or its subsidiaries. Except as disclosed in the Hubco Disclosure Schedule, neither Hubco nor Hubco's subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to Hubco or its subsidiaries.

          4.8.  COMPLIANCE WITH APPLICABLE LAW.

          (a) Since January 1, 1991, Hubco has filed all reports, registration statements and filings that it was required to file with the SEC under the 1933 Act and the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations adopted thereunder. As of their respective dates, each such report, registration statement, form or other document, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1991, Hubco and the Bank have duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business.

          (b) Hubco and the Bank have, since January 1, 1991, duly filed with the FDIC and the Department in form and substance which was correct in all material respects the monthly, quarterly and annual financial reports required to be filed under applicable laws and regulations, and, subject to permission from such regulatory authorities, Hubco promptly will deliver or make available to GFC accurate and complete copies of such reports. The Hubco Disclosure Schedule lists all examinations of Hubco or the Bank conducted by either the FRB, the FDIC or the Department since January 1, 1991 and the dates of any responses thereto submitted by Hubco or the Bank.

          (c) Except as set forth in the Hubco Disclosure Schedule, each of Hubco and Hubco's subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Hubco or Hubco's subsidiaries (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of Hubco and Hubco's subsidiaries taken as a whole) and Hubco has not received notice of violation of, and does not know of any violations of, any of the above.

          4.9. HUBCO AND BANK INFORMATION. The information relating to Hubco and the Bank, this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of GFC to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the 1933 Act and the rules and regulations promulgated thereunder.

          4.10.  FUNDING AND CAPITAL ADEQUACY. At the Effective
Time, after taking into account the transactions contemplated hereby, Hubco and the Bank will have sufficient capital to satisfy all applicable regulatory capital requirements.

          4.11. HUBCO COMMON STOCK. At the Effective Time, the Hubco Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Hubco, with no personal liability attaching to the ownership thereof. The Hubco Common Stock to be issued pursuant to the Merger will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations and will be listed on the NASDAQ National Market.

          4.12.  TAXES AND TAX RETURNS.

          (a) Hubco and the Bank have duly filed all Returns, required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to GFC in writing). Hubco and the Bank have established on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of Hubco or the Bank through such date. The Hubco Disclosure
Schedule identifies the federal income tax returns of Hubco and the Bank which have been examined by IRS within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The Hubco Disclosure Schedule identifies the applicable state income tax returns of Hubco and the Bank which have been examined by the applicable authorities within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of Hubco, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon Hubco or the Bank, nor has Hubco or the Bank given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

          (b) Except as set forth in the Hubco Disclosure Schedule, neither Hubco nor the Bank nor any other subsidiary of Hubco (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code , by reason of a voluntary change in accounting method initiated by Hubco or the Bank (nor does Hubco have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.


          4.13. CONTRACTS. Except as disclosed in the Hubco Disclosure Schedule, neither Hubco nor the Bank, or to the best knowledge of Hubco, any party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which the Bank is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of Hubco and the Bank, taken as a whole.

          4.14.  PROPERTIES AND INSURANCE.

          (a) Hubco and the Bank have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Hubco's consolidated balance sheet as of December 31, 1994, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1994), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Hubco and the Bank taken as a whole and
(iv) with respect to owned real property, title imperfections noted in title reports. Except as disclosed in the Hubco Disclosure Schedule, Hubco and the Bank as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by Hubco or the Bank in all material respects as presently occupied, used, possessed and controlled by Hubco and the Bank.

          (b) The business operations and all insurable properties and assets of Hubco and the Bank are insured for their benefit against all risks which, in the reasonable judgment of the management of Hubco, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Hubco adequate for the business engaged in by Hubco and the Bank. As of the date hereof, neither Hubco nor the Bank has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

          4.15. ENVIRONMENTAL MATTERS. Except as disclosed in the Hubco Disclosure Schedule, neither Hubco nor the Bank has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Hubco or the Bank (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of Hubco and the Bank taken as a whole. Except as disclosed in the Hubco Disclosure Schedule, Hubco has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property currently owned or leased by Hubco or the Bank or any other Subsidiary in any manner that violates or, after the lapse of time is reasonably likely to violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Hubco and the Bank, taken as a whole. Except as disclosed in the Hubco Disclosure Schedule, all property formerly owned or leased by Hubco or the Bank which was subject to the provisions of ISRA, complied with all applicable provisions of ISRA at the time such property was sold or transferred.

          4.16. RESERVES. As of June 30, 1995, the allowance for loan losses in the Hubco Financial Statements was adequate based upon all factors required to be considered by Hubco in determining the amount of such allowance. The methodology used to compute the loan loss reserve complies in all material respects with all applicable FDIC and Department policies. As of June 30, 1995, the reserve for OREO properties in the Hubco Financial Statements was adequate based upon all factors required to be considered by Hubco in determining the amount of such reserve.

          4.17. AGREEMENTS WITH BANK REGULATORS. Neither Hubco nor the Bank is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to GFC by Hubco prior to the date of this Agreement, nor has Hubco been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to GFC by Hubco prior to the date of this Agreement. Neither Hubco nor the Bank is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to GFC by Hubco prior to the date of this Agreement.

          4.18.  OWNERSHIP OF GFC COMMON STOCK.   Excluding the
shares which Hubco may acquire pursuant to the Stock Option Agreement of even date herewith by and between Hubco and GFC, neither Hubco nor any of its subsidiaries, directly or indirectly, beneficially owns, or has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of, any shares of GFC Common Stock.

           4.19. DISCLOSURES. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

              ARTICLE V - COVENANTS OF THE PARTIES

          5.1. CONDUCT OF THE BUSINESS OF GFC. During the period from the date of this Agreement to the Effective Time, GFC shall, and shall cause Growth to, conduct their respective businesses only in the ordinary course and consistent with prudent banking practice, except for transactions permitted hereunder or with the prior written consent of Hubco, which consent will not be unreasonably withheld. GFC also shall use its best efforts to (i) preserve its business organization and that of Growth intact, (ii) keep available to itself the present services of its employees and those of Growth, and (iii) preserve for itself and Hubco the goodwill of its customers and those of Growth and others with whom business relationships exist.

          5.2.  NEGATIVE COVENANTS.

          (a) GFC agrees that from the date hereof to the Effective Time, except as otherwise approved by Hubco in writing or as permitted or required by this Agreement, it will not, nor will it permit Growth to:

               (i) change any provision of its Certificate of Incorporation or By-laws or any similar governing documents of GFC or Growth;

               (ii)  change the number of shares of its
     authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of GFC or Growth, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; PROVIDED, HOWEVER, that from the date hereof to the Effective Time, GFC may declare, set aside and pay cash dividends per share of GFC Common Stock at the same time or promptly after cash dividends with respect to the same period are declared, set aside or paid by Hubco, provided that the record date for GFC dividends shall be no earlier than the record date for the associated Hubco dividends and the amount of dividends per share of GFC Common Stock shall not exceed $.12 per calendar quarter and shall not exceed $.36 in the aggregate from the date hereof through the Effective Time;

               (iii) grant any severance or termination pay (other than pursuant to policies or contracts of GFC in effect on the date hereof and disclosed to Hubco pursuant hereto) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except with respect to employee increases in the ordinary course of business and consistent with past practices and policies, and except that GFC may pay bonuses to its employees as specified in Section 5.2(a)(iii) of the GFC Disclosure Schedule (but not in excess of the amounts set forth therein);

               (iv) sell or dispose of any substantial amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of GFC or Growth;

               (v) make any capital expenditures other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

               (vi) file any applications or make any contract with respect to branching or site location or relocation, except with respect to the proposed Morristown branch, about which GFC shall keep Hubco fully and promptly informed;

               (vii)  agree to acquire in any manner whatsoever
     (other than to realize upon collateral for a defaulted loan) any business or entity;

               (viii) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

               (ix) take any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

               (x) without Hubco's prior consent which shall not be unreasonably withheld, make or commit to make any new loan or other extension of credit in an amount of $500,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $500,000 or more, or increase by $500,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers; or

               (xi)  agree to do any of the foregoing.

          5.3. NO SOLICITATION. GFC and Growth shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Hubco) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving GFC or Growth (an "Acquisition Transaction"). Notwithstanding the foregoing, GFC may enter into discussions or negotiations or provide any information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of GFC, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. GFC will promptly communicate to Hubco the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

          5.4. CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, each of GFC and Hubco will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, GFC agrees to provide Hubco, and Hubco agrees to provide GFC, with internally prepared profit and loss statements no later than 15 days after the close of each calendar month.
As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending on or after September 30, 1995, GFC will deliver to Hubco and Hubco will deliver to GFC their respective quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, GFC will deliver to Hubco and Hubco will deliver to GFC their respective Annual Reports on Form 10-K as filed with the SEC under the 1934 Act.

          5.5.  ACCESS TO PROPERTIES AND RECORDS;
CONFIDENTIALITY.

          (a) GFC and Growth shall permit Hubco and its representatives, and Hubco and the Bank shall permit GFC and its representatives, reasonable access to their respective properties, and shall disclose and make available to Hubco and its representatives, or GFC and its representatives as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Hubco and its representatives or GFC and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, GFC acknowledges that Hubco may be involved in discussions concerning other potential acquisitions and Hubco shall not be obligated to disclose such information to GFC except as such information is disclosed to Hubco's shareholders generally.

          (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for two years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

          5.6.  REGULATORY MATTERS.

          (a) For the purposes of holding the Stockholders Meeting referred to in Section 5.7 hereof and qualifying under applicable federal and state securities laws the Hubco Common Stock to be issued to GFC stockholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Hubco of a Registration Statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by GFC to the GFC shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by Hubco under the 1933 Act with the SEC to register the Hubco Common Stock for sale, including the Proxy Statement/Prospectus, are referred to herein as the "Registration Statement").

          (b) Hubco shall furnish GFC with such information concerning Hubco and its subsidiaries as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. Hubco agrees promptly to advise GFC if at any time prior to the GFC shareholders' meeting referred to in Section 5.7 hereof, any information provided by Hubco in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide GFC with the information needed to correct such inaccuracy or omission. Hubco shall furnish GFC with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Hubco and its subsidiaries, to comply with Section 5.6(a) after the mailing thereof to GFC shareholders.

          (c) GFC shall furnish Hubco with such information concerning GFC and Growth to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. GFC agrees promptly to advise Hubco if at any time prior to the GFC shareholders' meeting, referred to in Section 5.6(a) hereof, any information provided by GFC in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Hubco with the information needed to correct such inaccuracy or omission. GFC shall furnish Hubco with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to GFC and Growth to comply with Section 5.6(a) after the mailing thereof to GFC shareholders.

          (d) Hubco shall as promptly as practicable make such filings as are necessary in connection with the offering of the Hubco Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. GFC shall promptly furnish Hubco with such information regarding the GFC shareholders as Hubco requires to enable it to determine what filings are required hereunder. GFC authorizes Hubco to utilize in such filings the information concerning GFC and Growth provided to Hubco in connection with, or contained in, the Proxy Statement/Prospectus. Hubco shall furnish GFC's counsel with copies of all such filings and keep GFC advised of the status thereof. Hubco and GFC shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and each of Hubco and GFC shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

          (e) Hubco shall cause the Hubco Common Stock issuable pursuant to the Merger to be listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System at the Effective Time.

          (f) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC, the FRB, the Department and the DEP. The parties shall each have the right to review in advance all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

          (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby with respect to the Merger.

          (h) GFC acknowledges that Hubco is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning GFC may be required to be included in the registration statements, if any, for the sale of securities of Hubco or in SEC reports in connection with such acquisitions. GFC agrees to provide Hubco with any information, certificates, documents or other materials about GFC as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by Hubco prior to the Effective Time. GFC shall use its reasonable efforts to cause its attorneys and accountants to provide Hubco and any underwriters for Hubco with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications or any such acquisition or issuance of securities. Hubco shall reimburse GFC for reasonable expenses thus incurred by GFC should this transaction be terminated for any reason other than Section 7.1(i). Hubco shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding GFC unless GFC shall have consented to such filing. GFC shall not unreasonably delay or withhold any such consent. GFC acknowledges that Hubco shareholder approval may be required for the Merger in the event another acquisition is announced prior to the Closing Date.

          5.7. APPROVAL OF STOCKHOLDERS. GFC will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of GFC (the "Stockholders Meeting") for the purpose of securing the approval of stockholders of this Agreement, (b) subject to the qualification set forth in Section
5.3 hereof and the right not to make a recommendation or to withdraw a recommendation if its investment banker withdraws its fairness opinion prior to the Stockholders' Meeting, recommend to the stockholders of GFC the approval of this Agreement and the transactions contemplated hereby and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Hubco with respect to each of the foregoing matters.

          To the extent Hubco or its counsel deems it necessary, Hubco shall take all steps necessary to obtain the approval of its shareholders as promptly as possible. In connection therewith, Hubco shall take all steps necessary to duly call, give notice and convene a meeting of its shareholders for such purpose.

          5.8. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

          Hubco agrees that from the date hereof to the Effective Time, except as otherwise approved by GFC in writing or as permitted or required by this Agreement, it will not, nor will it permit the Bank to take any action that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied or that would constitute a breach or default of its obligations under this Agreement or which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required hereby (except that any delay in the receipt of any regulatory approval required hereby arising from an action taken by HUBCO or the Bank with respect to the possible acquisition of any other banking or financial institutions shall not give rise to a claim by GFC that Hubco has breached this provision).

          From and after the execution and delivery of this Agreement and until the Effective Time, HUBCO and the Bank will:

          (a) Conduct their business and operate only in the usual ordinary course of business and maintain their properties, books, contracts, business, operations, commitments, records, loans, investments and any trust operations in accordance with generally accepted accounting principles;

          (b) conduct their business and operate only in accordance with sound business and banking practices; and

          (c) remain in good standing with all applicable banking regulatory authorities.

          5.9. PUBLIC ANNOUNCEMENTS. Hubco and GFC shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transaction contemplated hereby, and Hubco and GFC agree that unless approved mutually by them IN ADVANCE, they will not issue any press release or written statement for general circulation relating primarily to the transaction contemplated hereby, except as may be otherwise required by law or regulation in the opinion of counsel.

          5.10. FAILURE TO FULFILL CONDITIONS. In the event that Hubco or GFC determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 30, 1996 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions Hubco may enter into with other parties, GFC and Hubco will promptly inform the other of any facts applicable to GFC or Hubco, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

          5.11.  RETENTION OF EMPLOYEES, CERTAIN EXECUTIVE
OFFICERS OF GROWTH; BENEFITS.

          (a) Following consummation of the Merger, to the extent practicable, the Bank will use its best efforts to retain Growth's existing officers and employees ("employees"), with levels of aggregate total compensation (salary plus benefits) similar to those currently provided by Growth.

          (b) Following consummation of the Merger, the Bank intends to make available to all employees of Growth employed by the Bank coverage under the benefit plans generally available to the Bank's employees (including pension and health and hospitalization) on the terms and conditions available to the Bank's newly hired employees. At Hubco's option, GFC's 401(k) plan will either be terminated or rolled over into Hubco's 401(k) plan; in either event, all employer and employee contributions to GFC's 401(k) plan will become fully vested as of the Effective Time. Employees of Growth employed by the Bank will not receive credit for prior employment by GFC or Growth, except that credit for prior service will be given for the sole purpose of determining whether such employees are eligible to participate in the Bank's medical, vacation, sick leave, disability, 401(k), pension, and other employee benefit plans. No prior existing condition limitation shall be imposed with respect to any medical coverage plan of the Bank.

          (c) Following consummation of the Merger, Hubco shall honor those written employment, change in control and termination agreements by and between GFC and/or Growth and certain employees set forth in Section 5.11(c) of the GFC Disclosure Schedule and shall honor the calculations as to payments set forth in Section 5.11(c) of the GFC Disclosure Schedule.

          (d) At or prior to the Effective Time, all employee participants in GFC's "SERP" plan described in Section 5.11(d) of the GFC Disclosure Schedule shall become 100% vested in all rights and benefits under such plan, such plan shall be terminated by GFC at or prior to the Effective Time, and all amounts due to participants under such plan shall be paid out to the participants by GFC.

          5.12. DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

          5.13. TRANSACTION EXPENSES OF GFC AND HUBCO. GFC shall advise Hubco monthly of all out-of-pocket expenses which GFC has incurred in connection with this transaction. Hubco shall make all arrangements with respect to the printing and mailing of the Proxy Statement/Prospectus and, subject to Section 8.1(b) hereof, Hubco shall pay all expenses related to such printing and mailing. In addition, Hubco shall pay all expenses and fees related to filing of the Proxy Statement/Prospectus and related documents with the SEC and filings pursuant to state "blue sky" laws and regulations in connection with the Merger.

          5.14. AFFILIATES. Simultaneous with the execution and delivery of this Agreement, GFC shall deliver to Hubco copies of letter agreements, each substantially in the form of Exhibit 5.14, executed by all directors and executive officers of GFC. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, GFC shall deliver to Hubco (a) a letter identifying all persons who, to the knowledge of GFC, may be deemed to be affiliates of GFC under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of GFC and (b) copies of letter agreements, each substantially in the form of Exhibit 5.14, executed by each such person so identified as an affiliate of GFC, for whom a signed "affiliate's letter" has not previously been delivered to Hubco.

          5.15. POOLING AND TAX-FREE REORGANIZATION TREATMENT. Prior to the date hereof, Hubco has not taken any action or failed to take any action which would disqualify the Merger for pooling of interests accounting treatment, and before the Effective Time neither Hubco nor GFC shall intentionally take, fail to take, or cause to be taken or not taken any action within its control, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, or as a "pooling-of-interests" for accounting purposes unless Hubco agrees to waive the condition contained in Section 6.2(c).

          5.16. COMPLIANCE WITH THE INDUSTRIAL SITE RECOVERY ACT. GFC, at its sole cost and expense, shall obtain prior to the Effective Time, either: (a) a Letter of Non-Applicability from the DEP stating that none of the facilities located in New Jersey owned or operated by GFC (each, a "Facility") is an "industrial establishment," as such term is defined under ISRA;
(b) a Remediation Agreement issued by the DEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the DEP advising that the requirements of ISRA have been satisfied with respect to each Facility subject to ISRA; or (d) an opinion of counsel, in form and substance reasonably satisfactory to Hubco, that ISRA is inapplicable to, or has been complied with in respect of, each Facility. In the event GFC obtains a remediation Agreement, GFC will post or have posted an appropriate Remediation Funding Source or will have obtained the DEP's approval to self- guaranty any Remediation Funding Source required under any such Remediation Agreement.

          5.17. INDEMNIFICATION. Hubco agrees that it will, and will cause the Bank to, after the Effective Time, and to the fullest extent permitted by applicable law and the corporate documents of Hubco and the Bank, provide to the directors and officers of GFC indemnification equivalent to that provided by or available under the Certificate of Incorporation and Bylaws of GFC or permissible to the fullest extent permitted under the BCA with respect to acts or omissions occurring prior to the Effective Time, including without limitation the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time, or in the case of claims made prior to the end of such six year period, until such claims are finally resolved. To the extent permitted by applicable law, Hubco or the Bank shall advance expenses as incurred for legal counsel and otherwise in connection with the foregoing indemnification. In order to satisfy this obligation, Hubco will procure continuing director and officer liability coverage for officers, directors and employees of GFC and Growth for a period of six years after the Effective Time from a reputable insurance company issuing such policies, with terms and conditions (other than the amount of premiums) substantially similar to or better than those in effect under GFC's existing directors' and officers' insurance policy.


                 ARTICLE VI - CLOSING CONDITIONS

          6.1. CONDITIONS OF EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

          (a) APPROVAL OF GFC STOCKHOLDERS; SEC REGISTRATION. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of GFC and, if necessary in the opinion of Hubco's counsel, the stockholders of Hubco. The Hubco Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Hubco Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

          (b) REGULATORY FILINGS. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the FDIC, the Department, the FRB and the DEP) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of GFC and Growth, taken as a whole, to Hubco. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

          (c) SUITS AND PROCEEDINGS. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Hubco or GFC determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

          (d) TAX OPINION. Hubco and GFC each shall have received an opinion of Pitney, Hardin, Kipp & Szuch dated as of the Closing Date, in form and substance reasonably satisfactory to Hubco and to GFC and its counsel, based, in each case, upon representation letters substantially in the form of Exhibit 6.1 and as otherwise required by Pitney, Hardin, Kipp & Szuch, that for federal and state income tax purposes, the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code, and except with regard to cash received in exchange for fractional shares, that no gain or loss will be recognized by the holders of GFC Common Stock in exchange for their shares of Hubco Common Stock.

          6.2.  CONDITIONS TO THE OBLIGATIONS OF HUBCO UNDER THIS
AGREEMENT. The obligations of Hubco under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF GFC AND GROWTH. Except for those representations which are made as of a particular date, the representations and warranties of GFC contained in this Agreement shall be true and correct in all material respects on the date of the Closing ("Closing Date") as though made on and as of the Closing Date. GFC shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the GFC Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if
(i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) either (x) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the GFC Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates or
(y) such supplement or amendment remedied any material breach in accordance with Section 7.1(d)(ii).

          (b) OPINION OF COUNSEL. Hubco shall have received an opinion of counsel to GFC, dated the Closing Date, in form and substance reasonably satisfactory to Hubco, covering the matters set forth on Exhibit 6.2 hereto.

          (c) POOLING OF INTERESTS. Hubco shall have received assurances from its accountants, Arthur Anderson LLP, to the effect that the Merger shall be qualified to be treated by Hubco as a pooling-of-interest for accounting purposes.

          (d) CERTIFICATES. GFC shall have furnished Hubco with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as Hubco may reasonably request.

          (e)  NO PARACHUTE PAYMENTS.  No payments under any
Severance Agreement or any other plan or arrangement with GFC or Growth will constitute an "excess parachute payment," as defined in Section 280G of the Code or regulations promulgated thereunder.

          (f) LEGAL FEES. GFC shall have furnished Hubco with letters from all attorneys representing GFC and Growth in any matters certifying that all legal fees have been paid in full for services rendered as of the Effective Time.

          (g) MERGER RELATED EXPENSE. GFC shall have provided Hubco with an accounting of all merger related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date. The merger related expenses of GFC shall be reasonable.

          (h) DISSENTING SHARES. As of the Closing Date, the number of shares of GFC Common Stock as to which dissenters' rights shall have been demanded and not withdrawn or voided pursuant to operation of law shall be less than 10% of the number of shares of GFC Common Stock issued and outstanding.

          6.3.  CONDITIONS TO THE OBLIGATIONS OF GFC UNDER THIS
AGREEMENT. The obligations of GFC under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF HUBCO. Except for those representations which are made as of a particular date, the representations and warranties of Hubco contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Hubco shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Hubco Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and
(ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Hubco Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

          (b) OPINION OF COUNSEL TO HUBCO. GFC shall have received an opinion of counsel to Hubco, dated the Closing Date, in form and substance reasonably satisfactory to GFC, covering the matters set forth on Exhibit 6.3 hereto.

          (c) FAIRNESS OPINION. GFC shall have received an opinion from McConnell, Budd & Downes, Inc., dated no more than three days prior to the date the Proxy Statement/Prospectus is mailed to GFC's stockholders, to the effect that, in its opinion, the consideration to be paid to stockholders of GFC hereunder is fair to such stockholders from a financial point of view ("Fairness Opinion"), and Hubco shall not have taken any action (including the announcement of any other proposed acquisition) which causes McConnell, Budd & Downes, Inc. to withdraw its Fairness Opinion prior to the Closing.

          (d) MINIMUM MEDIAN PRE-CLOSING PRICE. The Median Pre-Closing Price shall be no less than $14.75; PROVIDED, that if GFC chooses not to consummate the Merger due to the failure of this condition, then GFC shall be obligated to reimburse Hubco and the Bank for all of their expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal, accounting and printing fees and expenses.

          (e) CERTIFICATES. Hubco shall have furnished GFC with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as GFC may reasonably request.

         ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

          7.1. TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of GFC:

          (a)  by mutual written consent of the parties hereto;

          (b) by Hubco or GFC (i) if the Effective Time shall not have occurred on or prior to June 30, 1996 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the
stockholders of GFC    is taken and such stockholders fail to
approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, or (iii) if a vote of the stockholders of Hubco is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose.

          (c) by Hubco or GFC upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Hubco upon written notice to GFC if any such application is approved with conditions which materially impair the value of GFC and Growth, taken as a whole, to Hubco.

          (d) by Hubco if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of GFC and Growth, taken as a whole, from that disclosed by GFC in GFC's Quarterly Report on Form 10-Q for the six months ended June 30, 1995 and GFC's Annual Report on Form 10-K for the year ended December 31, 1994; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of GFC hereunder and such breach shall not have been remedied within 30 days after receipt by GFC of notice in writing from Hubco to GFC specifying the nature of such breach and requesting that it be remedied.

          (e) by GFC, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of Hubco and its subsidiaries taken as a whole from that disclosed by Hubco in Hubco's Quarterly Report on Form 10-Q for the six months ended June 30, 1995 and Hubco's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Hubco hereunder and such breach shall not have been remedied within 30 days after receipt by Hubco of notice in writing from GFC specifying the nature of such breach and requesting that it be remedied.

          (f)  by Hubco if the conditions set forth in Section
6.2 are not satisfied and are not capable of being satisfied by June 30, 1996.

          (g) by GFC if the conditions set forth in Section 6.3 are not satisfied; and are not capable of being satisfied by June 30, 1996; PROVIDED, that if GFC chooses to terminate this Agreement due to the failure of the condition set forth in
Section 6.3(d), then GFC shall be obligated to reimburse Hubco and the Bank for all of their expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal, accounting and printing fees and expenses.

          (h) by GFC, if GFC's Board of Directors shall have approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws.

          7.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement by either Hubco or GFC pursuant to Section 7.1, this Agreement (other than Section 5.5(b) and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

          7.3. AMENDMENT. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of GFC but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of GFC without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

          7.4. EXTENSION; WAIVER. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                  ARTICLE VIII - MISCELLANEOUS

          8.1.  EXPENSES.

          (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, Hubco may bear the expenses of the Bank and GFC may bear the expenses of Growth.

          (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

          8.2. SURVIVAL. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for this Section 8.2 and the provisions of Section 5.5(b).

          8.3. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

          (a)  If to Hubco, to:

               HUBCO, Inc.
               1000 MacArthur Blvd.
               Mahwah, New Jersey  07430
               Attn.:  Kenneth T. Neilson, President
                       and Chief Executive Officer

               Copy to:

               1000 MacArthur Blvd.
               Mahwah, New Jersey 07430
               Attn.:  D. Lynn Van Borkulo-Nuzzo, Esq.

               And copy to:

               Pitney, Hardin, Kipp & Szuch
               (Delivery) 200 Campus Drive
               Florham Park, New Jersey
               (Mail) P.O. Box 1945
               Morristown, New Jersey 07962-1945
               Attn.:  Michael W. Zelenty, Esq.


          (b)  If to GFC, to:

               Growth Financial Corp.
               (Delivery) 1500 Route 202
               Harding Township, New Jersey
               (Mail) P.O. Box 401
               Basking Ridge, New Jersey 07920
               Attn.:  President and Chief Executive Officer

               Copy to:

               John Bruno, Esq.
               Muldoon, Murphy & Faucette
               5101 Wisconsin Avenue, N.W.
               Washington, D.C. 20015

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

          8.4. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

          8.5. ENTIRE AGREEMENT. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

          8.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          8.7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

          8.8. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          IN WITNESS WHEREOF, Hubco, the Bank, GFC and Growth have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                              HUBCO, Inc.

By: /s/ D. LYNN VAN BORKULO-NUZZO    By: /s/ KENNETH T. NEILSON
    -----------------------------        -----------------------------
    D. Lynn Van Borkulo-Nuzzo,           Kenneth T. Neilson, President
    Secretary                            and Chief Executive Officer


ATTEST:                              GROWTH FINANCIAL CORP.

By: /s/ RICHARD G. WHITEHEAD         By: /s/ DALE G. POTTER
    -----------------------------        -------------------------
    Richard G. Whitehead,                Dale G. Potter, President
    Assistant Secretary                  and Chief Executive Officer

ATTEST:                              HUDSON UNITED BANK

By: /s/ D. LYNN VAN BORKULO-NUZZO    By: /s/ KENNETH T. NEILSON
    -----------------------------        -----------------------------
    D. Lynn Van Borkulo-Nuzzo,           Kenneth T. Neilson, President
    Secretary                            and Chief Executive Officer


ATTEST:                              GROWTH BANK

By: /s/ RICHARD G. WHITEHEAD         By: /s/ DALE G. POTTER
    -----------------------------        -------------------------
    Richard G. Whitehead,                Dale G. Potter, President
    Assistant Secretary                  and Chief Executive Officer